Exhibit 99.1

Erie Indemnity Reports Full Year and Fourth Quarter 2020 Results
Net Income per Diluted Share was $1.20 for the Quarter and $5.61 for the Year

Erie, Pa. - February 25, 2021 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the full year and quarter ending December 31, 2020. Net income was $293.3 million, or $5.61 per diluted share, in 2020, compared to $316.8 million, or $6.06 per diluted share, in 2019. Net income was $62.8 million, or $1.20 per diluted share, in the fourth quarter of 2020, compared to $59.6 million, or $1.14 per diluted share, in the fourth quarter of 2019.
The significant disruption to the economy and financial markets resulting from the COVID-19 pandemic that began in the first quarter of 2020 continues to evolve and the pandemic's ultimate impact and duration remain highly uncertain at this time. Although the Exchange experienced declines in new business premiums in the first half of 2020 due to business disruptions and recessionary conditions, new business premiums grew 10.8% in the second half of 2020 compared to the same period in 2019. The financial markets substantially recovered during the remainder of 2020 from the volatility impacting our portfolio in the first quarter of 2020, resulting in overall realized and unrealized gains.

4Q and Full Year 2020
(dollars in thousands)	4Q'20	4Q'19	2020	2019
Operating income	$65,052	$68,700	$338,157	$357,339
Investment income	14,071	6,914	32,867	39,967
Interest expense and other (income), net	913	(36)	2,509	601
Income before income taxes	78,210	75,650	368,515	396,705
Income tax expense	15,425	16,063	75,211	79,884
Net income	$62,785	$59,587	$293,304	$316,821

2020 Full Year Highlights
Operating income before taxes decreased $19.2 million, or 5.4 percent, in 2020 compared to 2019.
◦Management fee revenue - policy issuance and renewal services increased $31.3 million, or 1.7 percent, in 2020 compared to 2019.
◦Management fee revenue allocated to administrative services increased $2.3 million, or 4.0 percent, in 2020 compared to 2019.
◦Cost of operations - policy issuance and renewal services
–Commissions increased $26.6 million in 2020 compared to 2019 resulting from higher direct and affiliated assumed premiums written by the Exchange and higher agent incentive compensation. The Exchange experienced a significant decrease in automobile claims frequency and related loss expense beginning in March 2020 that continued through May 2020 driven by the COVID-19 pandemic, which contributed to an increase in the profitability component of the agent incentive bonuses.
–Non-commission expense increased $24.3 million in 2020 compared to 2019. Underwriting and policy processing costs increased $5.7 million primarily due to increased personnel costs and underwriting report costs. Information technology costs increased $6.2 million primarily due to increased personnel costs and hardware and software costs. Administrative and other expenses increased $9.3 million primarily driven by increased personnel costs. Increased personnel costs in all categories included higher incentive plan award accruals related to underwriting performance in 2020 compared to targets and higher vacation accruals as employees took less vacation in 2020 as a result of the COVID-19 pandemic.
◦The administrative services reimbursement revenue and corresponding cost of operations increased both total operating revenue and total operating expenses by $609.4 million in 2020 and $582.0 million in 2019, but had no net impact on operating income.

Income from investments before taxes totaled $32.9 million in 2020 compared to $40.0 million in 2019. Net realized gains on investments were $6.4 million in 2020 compared to $6.1 million in 2019. Net investment income was $29.8 million in 2020 compared to $34.1 million in 2019.

4Q 2020 Highlights
Operating income before taxes decreased $3.6 million, or 5.3 percent, in the fourth quarter of 2020 compared to the fourth quarter of 2019.
◦Management fee revenue - policy issuance and renewal services increased $5.2 million, or 1.2 percent, in the fourth quarter of 2020 compared to the fourth quarter of 2019.
◦Management fee revenue allocated to administrative services increased $0.3 million, or 2.3 percent in the fourth quarter of 2020 compared to the fourth quarter of 2019.
◦Cost of operations - policy issuance and renewal services
–Commissions increased $6.2 million in the fourth quarter of 2020 compared to the fourth quarter of 2019 primarily driven by direct and affiliated assumed written premium growth.
–Non-commission expense increased $2.5 million in the fourth quarter of 2020 compared to the fourth quarter of 2019. Administrative and other expenses increased $2.9 million primarily driven by an increase in long-term incentive plan costs due to an increase in the company stock price in the fourth quarter of 2020 compared to a decrease in the company stock price in the fourth quarter of 2019 and increased personnel costs.
◦The administrative services reimbursement revenue and corresponding cost of operations increased both total operating revenue and total operating expenses by $158.2 million and $150.7 million in the fourth quarter of 2020 and 2019, respectively, but had no net impact on operating income.

Income from investments before taxes totaled $14.1 million in the fourth quarter of 2020 compared to $6.9 million in the fourth quarter of 2019. Net realized gains on investments were $4.8 million in the fourth quarter of 2020 compared to $0.6 million in the fourth quarter of 2019. Net investment income was $9.4 million in the fourth quarter of 2020 compared to $6.3 million in the fourth quarter of 2019. Included in net investment income is $1.8 million of limited partnership earnings in the fourth quarter of 2020 and $1.9 million in limited partnership losses in the fourth quarter of 2019.

Webcast Information
Indemnity has scheduled a pre-recorded audio broadcast on the Web for 10:00 AM ET on February 26, 2021.  Investors may access the pre-recorded audio broadcast by logging on to www.erieinsurance.com.

Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 11th largest homeowners insurer and 12th largest automobile insurer in the United States based on direct premiums written and the 16th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has nearly 6 million policies in force and operates in 12 states and the District of Columbia. Erie Insurance Group is a FORTUNE 500 company.

News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:
•dependence upon our relationship with the Erie Insurance Exchange ("Exchange") and the management fee under the agreement with the subscribers at the Exchange;
•dependence upon our relationship with the Exchange and the growth of the Exchange, including:
◦general business and economic conditions;
◦factors affecting insurance industry competition;
◦dependence upon the independent agency system; and
◦ability to maintain our reputation for customer service;
•dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:
◦the Exchange's ability to maintain acceptable financial strength ratings;
◦factors affecting the quality and liquidity of the Exchange's investment portfolio;
◦changes in government regulation of the insurance industry;
◦litigation and regulatory actions;
◦emerging claims and coverage issues in the industry; and
◦severe weather conditions or other catastrophic losses, including terrorism;
•potential impacts of the COVID-19 pandemic on the growth and financial condition of the Exchange;
•costs of providing policy issuance and renewal services to the Exchange under the subscriber's agreement;
•ability to attract and retain talented management and employees;
•ability to ensure system availability and effectively manage technology initiatives;
•difficulties with technology or data security breaches, including cyber attacks;
•ability to maintain uninterrupted business operations;
•outcome of pending and potential litigation;
•potential impacts of the COVID-19 pandemic on our operations, the business operations of our customers and/or independent agents, or our third-party vendor operations;

•factors affecting the quality and liquidity of our investment portfolio; and
•our ability to meet liquidity needs and access capital.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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